Exhibit 23.1

 Consent of Independent Registered Public Accounting Firm

The Board of Directors
National Rural Utilities Cooperative Finance Corporation:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

McLean, Virginia
September 9, 2019